Exhibit 10.9

[Form of Letter Agreement for Howard M. Lorber and Michael S. Liebowitz]

[  ], 2008

Open Acquisition Corp.
70 East Sunrise Highway, Suite 411
Valley Stream, New York 11581

Deutsche Bank Securities Inc.
As Representative of the several Underwriters
c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

Re:  Initial Public Offering of Open Acquisition Corp.

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement dated as of [  ], 2008 (the “Underwriting Agreement”), by and between Open Acquisition Corp., a Delaware corporation (the “Company”), and Deutsche Bank Securities Inc. (“Deutsche Bank”), as representative of the underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “Initial Public Offering”) of the Company’s units (the “Units”), each consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (a “Warrant”) entitling the holder thereof to purchase one share of Common Stock.

Open Acq LLC (the “Sponsor”) has purchased from the Company (i) 3,593,750 Units (the “Founder Units”) pursuant to a Unit Subscription Agreement dated as of January 18, 2008, and (ii) 3,500,000 Warrants (the “Insider Warrants”) pursuant to an Insider Warrant Purchase Agreement dated as of January 18, 2008.  The terms of the Warrants are set forth in the Warrant Agreement dated as of [  ], 2008, as amended (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company.  On [  ], 2008, the Sponsor transferred [  ] shares of Common Stock included in the Founder Units to certain officers and directors of the Company and other related parties.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Initial Public Offering, and in recognition of the benefit that such Initial Public Offering will confer upon the undersigned as an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.           Approval of Business Combination or Extension Period.  The undersigned agrees that (i) in connection with any vote of the stockholders of the Company on (a) a proposed extension of the time period within which the Company must consummate a Business Combination (as defined in the Company’s Amended and Restated Certificate of Incorporation in effect on the date hereof (the “Certificate of Incorporation”)) to up to 30 months or (b) a proposed Business Combination, he will vote any shares of Common Stock included in (or that were previously part of) the Founder Units that are owned directly or indirectly by him in accordance with the majority of votes cast by the holders of shares of Common Stock included in the Units issued in the Initial Public Offering (the “IPO Shares”), and (ii) in connection with a stockholder vote to approve a proposed Business Combination, he will vote any such shares in favor of an amendment to the Certificate of Incorporation providing for the Company’s perpetual existence following the consummation of the Business Combination.

2.           Liquidation; Waiver of Claims.  a) In the event that the Company fails to consummate a Business Combination within 24 months (or up to 30 months if the public stockholders approve an extension pursuant to the terms of the Certificate of Incorporation) after the date of the final prospectus included in the Registration Statement on Form S-1 relating to the Initial Public Offering (the “Registration Statement”), the undersigned will take all reasonable actions within his power to (i) cause the Trust Account (as defined in the Certificate of Incorporation) to be liquidated and the proceeds to be distributed to the holders of the IPO Shares as soon as reasonably practicable and (ii) cause the Company to liquidate as soon as reasonably practicable (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the “Liquidation Date”), in each case in accordance with the terms of the Certificate of Incorporation and all applicable laws.

(b)           The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the Trust Account as a result of such liquidation of the Company with respect to any shares of Common Stock included in (or that were previously part of) the Founder Units that are owned directly or indirectly by him.  In addition, the undersigned hereby waives any right, title, interest or claim of any kind in respect of any monies in the Trust Account the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse or make any claim against the Trust Account for any reason whatsoever.

(c)           The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Warrants, all rights of which will terminate on the Company’s liquidation.

3.           Indemnification.  The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject to as a result of any claim by any vendor, service provider or prospective target business, including, but not limited to, accountants, lawyers and investment bankers, or other individual or entity that is owed money by the Company for services rendered or products sold but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account.  In the event the Company obtains a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity, this indemnification will not be available.

4.           Transfer Restrictions.  The undersigned will not assign, alienate, pledge, attach, sell or otherwise transfer or encumber (each, a “Transfer”), directly or indirectly, any Founder Units or any shares of Common Stock or Warrants included in (or that were previously part of) the Founder Units (including the Common Stock issuable upon exercise of such Warrants) that he currently owns or may acquire hereafter from the date hereof until 180 days following the date of the consummation of a Business Combination, except to a Permitted Transferee.  Any Transfer of such securities to a Permitted Transferee will be made in accordance with applicable securities laws.  Any Transfer of securities pursuant to this Paragraph 4 after the date hereof shall be subject to the condition that the Permitted Transferee shall have agreed in writing to be bound by the terms of Paragraphs 1, 2, 4, 9 and 10 hereof.

“Permitted Transferee” means (i) the Company, any of the Company’s officers, directors and employees, or Family Members of such individuals, (ii) in the case of individuals, by gift to the individual’s Family Member or to a trust, the beneficiary of which is the individual’s Family Member, (iii) any individual pursuant to a qualified domestic relations order, (iv) if the transferor is a limited liability company, any stockholder, partner or member of the transferor and (v) any individual or entity by virtue of laws or agreements governing descent or distribution upon the death or dissolution of the transferor.  “Affiliate” has the meaning set forth in Rule 405 under the Securities Act of 1933, as amended and in effect on the date hereof (the “Securities Act”).  “Family Member” of a person means such person’s present spouse and/or domestic partner, parents, lineal ascendants or descendants or any siblings of any of the foregoing, or any estate planning vehicle formed primarily for the benefit of such person or any of the foregoing persons.

5.           Limitation on Compensation.  b) Neither the undersigned nor any Family Member or Affiliate of the undersigned will be entitled to receive, and no such person will accept, a finder’s fee, consulting fee or any other compensation from the Company for services rendered to the Company prior to or in connection with the consummation of a Business Combination, other than (i) reimbursement for any out-of-pocket expenses relating to the Initial Public Offering, the performance of his duties as an officer or director and identifying, investigating and consummating a Business Combination, (ii) by virtue of ownership of Founder Units, Insider Warrants or any securities included in or issuable upon exercise of such securities and (iii) pursuant to the letter agreement dated as of the date hereof, between the Company and Open Acq, LLC, relating to the provision of administrative services to the Company.

(b)           Neither the undersigned nor any Family Member or Affiliate of the undersigned will accept a finder’s fee, consulting fee or any other compensation (other than by virtue of ownership of Founder Units, Insider Warrants or any securities included in or issuable upon exercise of such securities) or fees from any other entity in connection with a Business Combination, other than compensation or fees that may be received for any services provided following such Business Combination.

6.           Due Diligence.  The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Representatives and its legal representatives or agents (including any investigative search firm retained by the Representatives) any information they may have about the undersigned’s background and finances (“Information”), purely for the purposes of the Company’s Initial Public Offering (and shall thereafter hold such Information confidential).  Neither the Representative nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

7.           Resignation/Termination.  The undersigned agrees not to resign as [Chairman of the Board of Directors][President, Chief Executive Officer, Secretary, Treasurer and Director] until the earlier of the consummation by the Company of a Business Combination or the Liquidation Date without the unanimous consent of the Company’s independent directors.  The undersigned acknowledges that the foregoing does not limit in any way the right of the Company to terminate the undersigned’s employment at any time, subject to any other contractual rights the undersigned may have.

8.           Representations and Warranties.  The undersigned represents and warrants that:

(a)           Except as described in the Registration Statement, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the undersigned with respect to the sale of the securities pursuant to the Underwriting Agreement or any other arrangements, agreements or understandings by the undersigned that may affect the Underwriters’ compensation pursuant to the Underwriting Agreement;

(b)           He is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(c)           He has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding;

(d)           He has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registrations denied, suspended or revoked;

(e)           He has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as [Chairman of the Board of Directors][President, Chief Executive Officer, Secretary, Treasurer and Director];

(f)           He is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act;

(g)           The undersigned’s biographical information furnished to the Company and attached hereto as Exhibit A is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s background and contains all of the material information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act; and

(h)           The undersigned’s questionnaires furnished to the Company and the Underwriters and attached hereto as Exhibit B are true and accurate in all material respects.

9.           No Amendments.  The undersigned agrees that he will not propose any amendment to Articles II, V or VI of the Certificate of Incorporation or support, endorse or recommend any proposal that stockholders amend such provisions, other than in connection with a proposed Business Combination or a proposed extension of the time period within which the Company must consummate a Business Combination to up to 30 months, without the affirmative vote of at least 95% of the IPO Shares.

10.           Miscellaneous.  c) The undersigned acknowledges and understands that the Company and the Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the Initial Public Offering.  Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

(b)           This letter agreement shall be binding on the undersigned and such person’s successors and assigns.  This letter agreement shall terminate on the earlier of (i) the consummation of a Business Combination and (ii) the Liquidation Date; provided that such termination shall not relieve the undersigned from liability for any breach of this letter agreement that occurred prior to its termination, and provided further that paragraph 2 of this letter agreement shall survive a termination pursuant to clause (ii).

(c)           This letter agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings (whether written or oral) between the parties relating to such subject matter.  None of the parties shall be liable or bound to any other party in any manner by any representations and warranties or covenants relating to such subject matter except as specifically set forth herein.

(d)           This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

(e)           No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

[Signature page follows]

Name:
Title:

Accepted and agreed:

OPEN ACQUISITION CORP.

By:
Name:
Title:

Accepted and agreed:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

Exhibit A

[Biographical Information Furnished to the Company]

Exhibit B

[Questionnaires Furnished to the Company and the Underwriters]